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                                                                     EXHIBIT 28O

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT

                             First USA Bank, N.A.



                         FIRST CHICAGO MASTER TRUST II

                                 Series 1999-X
                               November 9, 1999



Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-X Supplement dated as of June 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.



A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

      1. The total amount of the distribution to Class A Adjusted
         Certificateholders on the Payment Date per $1,000 interest.     $4.785

      2. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Adjusted Certificates,
         per $1,000 interest                                             $0.000

      3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Adjusted Certificates,
         per $1,000 interest                                             $4.785

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Investor Certificates of all Series      $695,734,442.82

     b. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Series 1999-X Certificates                $16,393,664.60

     c. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Class A Certificates                      $14,344,456.52

     d. The amount of Collections of Receivables processed for
        the Due Period with respect to the current Distribution
        Date which were allocated in respect of the Class A
        Adjusted Certificates, per $1,000 interest                      $19.126

     e. The amount of Excess Spread for the Due Period with
        respect to the current Distribution Date                  $7,761,215.89

     f. The amount of Reallocated Principal Collections for the
        Due Period with respect to the current Distribution Date
        allocated in respect of the Class A Certificates                  $0.00

     g. The amount of Excess Finance Charge Collections allocated in
        respect of the Series 1999-X Certificates, if any                 $0.00
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                                                                  Series 1999-X


     h. The amount of Excess Principal Collections allocated in
        respect of the Series 1999-X Certificates, if any                 $0.00

     2. Receivables in Trust
     -----------------------

     a. Aggregate Principal Receivables for the Due Period
        with respect to the current Distribution Date (which
        reflects the Principal Receivables represented by
        the Exchangeable Seller's Certificate and by the
        Investor Certificates of all Series)                 $16,105,583,646.73

     b. The amount of Principal Receivables in the Trust
        represented by the Series 1999-X Certificates  (the
        "Adjusted Invested Amount") for the Due Period with
        respect to the current Distribution Date                $857,142,857.00

     c. The amount of Principal Receivables in the Trust
        represented by the Class A Certificates (the "Class
        A Adjusted Invested Amount") for the Due Period with
        respect to the current Distribution Date                $750,000,000.00

     d. The Invested Amount for the Due Period with respect to
        the current Distribution Date                           $857,142,857.00

     e. The Class A Invested Amount for the Due Period with
        respect to the current Distribution Date                $750,000,000.00

     f. The Invested Percentage with respect to Finance Charge
        Receivables (including Interchange) and Defaulted
        Receivables for the Series 1999-X Certificates for the
        Due Period with respect to the current Distribution Date          5.322%

     g. The Invested Percentage with respect to Principal
        Receivables for the Series 1999-X Certificates for the
        Due Period with respect to the current Distribution Date          5.322%

     h. The Class A Floating Percentage for the Due Period with
        respect to the current Distribution Date                         87.500%

     i. The Class A Principal Percentage for the Due Period with
        respect to the current Distribution Date                         87.500%

     j. The Collateral Floating Percentage for the Due Period with
        respect to the current Distribution Date                         12.500%

     k. The Collateral Principal Percentage for the Due Period with
        respect to the current Distribution Date                         12.500%

     3. Delinquent Balances
     ----------------------

        The aggregate amount of outstanding balances in the
        Accounts which were 30 or more days delinquent as of
        the end of the Due Period for the current Distribution
        Date                                                    $933,915,652.05
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                                                            Series  1999-X


     4. Investor Default Amount
     --------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-X Certificates (the "Investor
        Default Amount")

        1.  Investor Default Amount                               $5,560,532.36
        2.  Recoveries                                            $  271,844.53
        3.  Net Default Receivables                               $5,288,687.83


     b. The Class A Investor Default Amount

        1.  Investor Default Amount                               $4,865,465.82
        2.  Recoveries                                            $  237,863.96
        3.  Net Default Receivables                               $4,627,601.86

     c. The Collateral Investor Default Amount

        1.  Investor Default Amount                                 $695,066.54
        2.  Recoveries                                              $ 33,980.57
        3.  Net Default Receivables                                 $661,085.97

     5. Investor Charge-offs.
     ------------------------

     a. The amount of the Class A Adjusted Investor Charge-
        Offs per $1,000 interest after reimbursement of any
        such Class A Adjusted Investor Charge-Offs for the
        Due Period with respect to the current Distribution Date          $0.00

     b. The amount attributable to Class A Adjusted Investor
        Charge-Offs, if any, by which the principal balance of
        the Class A Adjusted Certificates exceeds the Class A
        Adjusted Invested Amount as of the end of the day on
        the Record Date with respect to the current Distribution Date     $0.00

     c. The amount of the Collateral Charge-Offs,if any, for the
        Due Period with respect to the current Distribution Date          $0.00

     6. Monthly Servicing Fee
     ------------------------

     a. The amount of the Monthly Servicing Fee payable from
        available funds by the Trust to the Servicer with
        respect to the current Distribution Date                    $178,571.43

     b. The amount of the Interchange Monthly Servicing Fee
        payable to the Servicer with respect to the
        current Distribution Date                                   $892,857.14

     7. Available Cash Collateral Amount
     -----------------------------------

     a. The amount, if any, withdrawn from the Cash Collateral
        Account for the current Distribution Date (the
        "Withdrawal Amount")                                              $0.00

     b. The amount available to be withdrawn from the Cash
        Collateral Account as of the end of the day on the
        current Distribution Date, after giving effect to
        all withdrawals, deposits and payments to be made
        on such Distribution Date (the "Available Cash
        Collateral Amount" for the next Distribution Date)        $8,571,429.00
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                                                                  Series: 1999-X


     c. The amount as computed in 7.b as a percentage of the
        Class A Adjusted Invested Amount after giving effect
        to all reductions thereof  on the current Distribution
        Date                                                              1.143%

     8. Collateral Invested Amount
     -----------------------------

     a. The Collateral Invested Amount for the current
        Distribution Date                                       $107,142,857.00

     b. The Collateral Invested Amount after giving effect to
        all withdrawals, deposits, and payments on the current
        Distribution Date                                       $107,142,857.00

     9. Total Enhancement
     --------------------

     a. The total Enhancement for the current Distribution
        Date                                                    $115,714,286.00

     b. The total Enhancement after giving effect to all
        withdrawals, depostis and payments on the current
        Distribution Date                                       $115,714,286.00

     C. The Pool Factor
     ------------------

        The Pool Factor (which represents the ratio of the
        Class A Adjusted Invested Amount on the last day of
        the month ending on the Record Date adjusted for
        Class A Adjusted Investor Charge-Offs set forth in
        B.5.a above and for the distributions of principal
        set forth in A.2 above to the Class A Adjusted Initial
        Invested Amount). The amount of a Class A Adjusted
        Certificateholder's pro rata share of the Class A
        Adjusted Invested Amount can be determined by
        multiplying the original denomination of the holder's
        Class A Adjusted Certificate by the Pool Factor            100.00000000%

     D. Principal Funding Account
     ----------------------------

     1. The Principal Funding Investment Proceeds deposited in
        the Collection Account for the current Distribution Date
        to be treated as Class A Available Funds                          $0.00

     2. The Excess Principal Funding Investment Proceeds for the
        current Distribution Date                                         $0.00


     3. The Principal Funding Account Balance as of the end of the
        day on the current Distribution Date                              $0.00

     4. The Deficit Controlled Accumulation Amount for the preceding
        Due Period                                                        $0.00

     E. Reserve Account
     ------------------

     1. The Reserve Draw Amount for the current Distribution Date         $0.00

     2. The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available
        Reserve Account Amount" for the next Distribution Date)           $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                       First USA Bank, N.A.
                                       Servicer



                                       By:  /s/ TRACIE KLEIN
                                           --------------------------------
                                                TRACIE KLEIN
                                       Title:   FIRST VICE PRESIDENT